                                                                    Exhibit 99.1

                     [LOGO OF SUSQUEHANNA BANCSHARES, INC.]

                                 P.O. Box 1000
                             26 North Cedar Street
                             Lititz, PA 17543-1000

                                      NEWS

FOR ADDITIONAL INFORMATION CONTACT:
Alison van Harskamp, Vice President and Director of Communications Susquehanna Bancshares, Inc. (717) 625 6260, communications@susqbanc.com

                     SUSQUEHANNA BANCSHARES, INC. ANNOUNCES
                           RECORD 3RD QUARTER RESULTS

FOR IMMEDIATE RELEASE: LITITZ, PA, October 22, 2002: Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq: SUSQ - news) today announced net income for the third quarter of 2002 rose 11% to $15.9 million from $14.3 million for the third quarter of 2001. Third quarter diluted earnings per share increased 11%, rising to $0.40 per share in the third quarter of 2002 compared to $0.36 per share in the third quarter of 2001. Earnings were in line with the company's forecast of $0.39 - $0.41 per share.

As a result of new rules under generally accepted accounting principles adopted in 2001, goodwill amortization was discontinued in 2002. Had the new rules been in effect in 2001, diluted earnings per share would have been $0.38 for the third quarter of 2001.

                            Third Quarter Highlights

..    Deposits and loans trended upward for the 5th consecutive quarter as
     Susquehanna pursued its strategy of growing its core banking business through implementation of aggressive sales programs on both the retail and commercial sides. Deposits at September 30, 2002, increased 13.7% over September 30, 2001, rising from $3.3 billion to $3.8 billion year over year. Loans and leases originated through bank affiliates rose to $3.7 billion at September 30, 2002, an increase of 13.4% over September 30, 2001

..    Non-interest income for the quarter was $23.7 million, an increase of 14%
     compared to $20.8 million in the third quarter of 2001, with core banking contributing 52% of the total and non-bank affiliates 48%. Service charges on deposit accounts contributed the majority of core banking fee income, increasing 21% over the third quarter of 2001. Non-interest income represented 33% of total revenue for the third quarter of 2002.

..    Susquehanna increased its quarterly cash dividend for the 21st consecutive year on October 16, 2002, with a $0.21 per share fourth quarter dividend payable November 18, 2002, to shareholders of record October 29, 2002. This reflects an increase of 5% over the $0.20 dividend paid in each of the last three quarters, and raises the total per share dividend paid in 2002 to $0.81, a 5% increase over the $0.77 paid in 2001.

..    Asset quality remained strong. Non-performing assets decreased from $23.1 million at September 30, 2001, to $21.9 million at September 30,

     2002, while the coverage ratio (loan loss reserve to nonperforming loans) increased from 200% to 211% for the same period.

..    Susquehanna completed the merger between its subsidiaries Equity Bank,
     Marlton, N.J. and Founders' Bank, Bryn Mawr, Pa. on August 5, 2002. As the resultant bank, Equity services over 44,000 accounts through 14 offices in Burlington, Camden and Gloucester counties in New Jersey; and through 3 offices in Chester, Delaware and Montgomery counties, Pennsylvania, which operate under the name "Founders' Bank, division of Equity Bank". The merger provides additional banking value and convenience for customers, including expanded ATM access on both sides of the Delaware River.

..    On September 20, 2002, Susquehanna announced the appointments of Bruce A.
     Hepburn and M. Zev Rose to the board of directors. Hepburn, who will serve on the company's Audit Committee, is currently self-employed as a Certified Public Accountant in Lititz, Pa. Rose is President of the law firm of Sherman, Silverstein, Kohl, Rose & Podolsky in Pennsauken, N.J. Both new members bring extensive business expertise and a long history of involvement in their respective communities to their board positions, and will stand for election to a three-year term at Susquehanna's 2003 annual shareholders meeting.

"I am very pleased that Susquehanna has realized exceptional loan and deposit growth over the last five quarters, despite the weakness in the economy that continues beyond the point where most experts predicted recovery," commented William J. Retuer, chairman, president and chief executive officer. "We have not weakened our credit standards, and our asset quality remains solid. We remain very well capitalized, and our shareholders enjoy an above average dividend yield. All of these are indicators of the kind of stability that many long-term investors seek in regional bank stocks. At the same time, Susquehanna is not your "typical" regional bank. We continue to diversify our business lines and are actively developing synergies between our non-bank affiliates and our core banks. We believe this model holds great potential for dynamic growth, as well as allowing us to maintain the financial soundness that has historically been a key part of our identity.

"Susquehanna's diluted EPS guidance is $0.38 to $0.40 for the fourth quarter of 2002, and diluted EPS guidance for the year 2002 has been revised to $1.54 to $1.56. Our previous estimate of $1.55 - $1.60 for 2002 assumed an increase in interest rates during the latter half of 2002. It is now likely that we will not see rates rise until sometime in 2003."

During the third quarter of 2002, diluted earnings per share were $0.40 compared to $0.36 per share earned during the third quarter of 2001. Return on assets ("ROA") and return on equity ("ROE") finished at 1.18% and 12.04% respectively, compared with 1.14% and 11.89%, in the third quarter of 2001.

Total assets at September 30, 2002, were $5.4 billion compared with $5.0 billion at September 30, 2001. Consolidated net loans and leases at September 30, 2002, were $3.8 billion up from $3.5 billion at September 30, 2002, while deposits were $3.8 billion as of September 30, 2002, up from $3.3 billion as of September 30, 2001. Equity capital was $528 million at September 30, 2002, or $13.33 per share, compared to $490 million at September 30, 2001, or $12.46 per share.

Net income for the nine months ended September 30, 2002, was $46.3 million an increase of 13% over net income of $41.0 million for the same period in 2001. ROA and ROE finished at 1.19% and 12.17%, respectively, for the nine months ended September 30, 2002, compared with 1.14% and 11.75 % for the same period in 2001. For the nine month period ending September 30, 2002, diluted earnings per share was $1.16 an increase of 12% over the $1.04 earned in the comparable period in 2001. Excluding goodwill amortization, diluted earnings per share would have been $1.10 for the first nine months of 2001.

                         Consideration of Debt Offering

Susquehanna also announced it is contemplating issuing up to $75 million of subordinated debt in the 4th quarter of 2002. It is expected that most of the proceeds from an offering would be used to repay $50 million of maturing long-term senior indebtedness in 2003, while the remaining proceeds would be used for general corporate purposes.

It is expected that, if the subordinated notes are issued, they will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. However, it is anticipated that after the issuance of the subordinated notes, Susquehanna would file a registration statement under the Securities Act of 1933 in order to effect an exchange offer of the unregistered subordinated notes for registered subordinated notes.

Susquehanna also announced it will broadcast its third quarter results conference call over the Internet on October 23, 2002, at 11:00 AM Eastern time. Investors will have the opportunity to listen to the conference call through a CCBN broadcast on Susquehanna's Web site, located at www.susqbanc.com. In addition, the broadcast will be available through www.StreetEvents.com on both the institutional and individual investor center sites. To listen to the live call, please go to the Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Susquehanna Bancshares, Inc. is a financial holding company with assets of $5.4 billion operating in multiple states. It provides financial services through its subsidiaries at 157 locations in the mid-Atlantic region. In addition to eight commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company, and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susqbanc.com.

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, including changes in interest rates, and adverse changes in the economy or our results of operations or financial condition. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, including Susquehanna's ability to consummate an offer and sale of subordinated debt in the fourth quarter, the application of proceeds from such an offering and our ability to consummate an exchange offer.

                                      # # #

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543

SUSQUEHANNA BANCSHARES, INC.

SUMMARY FINANCIAL INFORMATION

(Dollars in $000, except per share)

                                                         Nine Months
                                                      ----------------
Asset Quality                        3Q02      3Q01     2002    2001
                                   -------   -------  -------  -------
Net charge-offs  (NCO)             $ 2,033   $ 1,815  $ 5,290  $ 4,274
Nonaccrual loans & leases           18,684    19,211   18,684   19,211
Restructured loans                       0         0        0        0
OREO                                 3,194     3,860    3,194    3,860
Total nonperforming assets (NPA)    21,878    23,071   21,878   23,071
Loans & leases 90 days past due     10,146    10,531   10,146   10,531

RATIO ANALYSIS

Credit Quality
NCO / Ave. loans & leases             0.21%     0.20%    0.19%    0.16%
NPA / loans & leases & OREO           0.58%     0.65%    0.58%    0.65%
ALLL / Nonperforming loans          211.34%   199.53%  211.34%  199.53%
ALLL / total loans & leases           1.05%     1.09%    1.05%    1.09%

Capital Adequacy
Equity / assets                       9.73%     9.71%    9.73%    9.71%
Long-term debt / equity              19.88%    21.44%   19.88%   21.44%

Profitability
Return on average assets              1.18%     1.14%    1.19%    1.14%
Return on average equity             12.04%    11.89%   12.17%   11.75%
Net interest margin                   3.93%     3.87%    3.98%    3.91%

                          Susquehanna Bancshares, Inc.
                                  P.O. Box 1000
                                Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION

(Dollars in $000, except per share)

                                                                                          Nine Months
                                                                                   ------------------------
Balance Sheet (EOP)                                 3Q02             3Q01             2002           2001
                                                 ----------       ----------       ----------    ----------
Investments                                      $1,085,816       $1,033,034       $1,085,816    $1,033,034
Loans and leases                                  3,756,659        3,532,316        3,756,659     3,532,316
Allowance for loan & lease losses (ALLL)             39,487           38,332           39,487        38,332
Total assets                                      5,425,618        5,045,950        5,425,618     5,045,950
Deposits                                          3,765,090        3,311,832        3,765,090     3,311,832
Short-term borrowings                               273,587          219,268          273,587       219,268
FHLB borrowings                                     546,869          560,739          546,869       560,739
Vehicle financing                                    59,463          261,851           59,463       261,851
Long-term debt                                      105,000          105,000          105,000       105,000
Shareholders' equity                                528,058          489,797          528,058       489,797

Stated Book Value per Share                           13.33            12.46            13.33         12.46
Tangible Book Value per Share                         11.83            11.38            11.83         11.38

Average Balance Sheet
Investments                                         983,280          992,151        1,002,197       876,534
Loans and leases                                  3,774,720        3,517,458        3,669,908     3,471,373
Total earning assets                              4,830,220        4,585,297        4,745,279     4,434,081
Total assets                                      5,317,254        4,978,188        5,212,309     4,814,281
Deposits                                          3,688,795        3,274,521        3,585,034     3,249,127
Short-term borrowings                               239,451          226,618          203,538       218,799
FHLB borrowings                                     551,419          539,487          576,316       406,229
Vehicle financing                                    78,071          294,937          120,560       311,861
Long-term debt                                      105,000          100,272          105,000       100,092
Shareholders' equity                                522,892          478,176          508,666       467,188

Income Statement
Net interest income                                  47,187           43,926          139,371       127,375
Loan & lease loss provision                           2,372            1,740            7,079         5,419
Other income                                         23,660           20,796           70,485        62,506
Other expense                                        45,758           42,054          135,945       124,548
Income before taxes                                  22,717           20,928           66,832        59,914
Income taxes                                          6,842            6,593           20,518        18,873
Net income                                           15,875           14,335           46,314        41,041
Basic earnings per share                               0.40             0.36             1.17          1.05
Diluted earnings per share                             0.40             0.36             1.16          1.04
Cash dividends paid per share                          0.20             0.19             0.60          0.57

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS
---------------------------------------------------------------------------------------------------------------------
                                                                     September 30       December 31      September 30
(Dollars in thousands)                                                       2002              2001              2001
---------------------------------------------------------------------------------------------------------------------
ASSETS

Cash and due from banks                                                $  183,538        $  149,233        $  107,341
Short-term investments:
   Restricted                                                              31,665            41,584            41,251
   Unrestricted                                                            19,957            46,981            26,711
---------------------------------------------------------------------------------------------------------------------
        Total short-term investments                                       51,622            88,565            67,962
---------------------------------------------------------------------------------------------------------------------
Investment securities available for sale, at fair value                 1,082,175         1,019,313         1,031,212
Investment securities held to maturity, at amortized cost                   3,641             1,778             1,822
   (Fair values of $3,641; $1,778; and $1,822)
Loans and leases, net of unearned income                                3,756,659         3,519,498         3,532,316
Less: Allowance for loan and lease losses                                  39,487            37,698            38,332
---------------------------------------------------------------------------------------------------------------------
   Net loans and leases                                                 3,717,172         3,481,800         3,493,984
---------------------------------------------------------------------------------------------------------------------
Premises and equipment (net)                                               59,877            60,063            57,968
Accrued income receivable                                                  20,167            21,268            22,344
Bank-owned life insurance                                                 124,564           120,174           118,530
Goodwill                                                                   54,865            43,496            40,402
Intangible assets with finite lives                                         5,155             5,622             1,755
Other assets                                                              122,842            97,642           102,630
---------------------------------------------------------------------------------------------------------------------
   Total assets                                                        $5,425,618        $5,088,954        $5,045,950
=====================================================================================================================

LIABILITIES
Deposits:

   Demand                                                              $  573,494        $  529,162        $  484,712
   Interest-bearing demand                                              1,037,214           915,080           809,747
   Savings                                                                461,725           435,959           419,526
   Time                                                                 1,355,002         1,322,494         1,306,859
   Time of $100 or more                                                   337,655           281,636           290,988
---------------------------------------------------------------------------------------------------------------------
        Total deposits                                                  3,765,090         3,484,331         3,311,832
---------------------------------------------------------------------------------------------------------------------
Short-term borrowings                                                     273,587           169,803           219,268
FHLB borrowings                                                           546,869           570,580           560,739
Vehicle financing                                                          59,463           171,462           261,851
Long-term debt                                                            105,000           105,000           105,000
Accrued interest, taxes, and expenses payable                              36,184            36,652            50,224
Other liabilities                                                         111,367            57,590            47,239
---------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                    4,897,560         4,595,418         4,556,153
---------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common stock

   Authorized: 100,000,000 ($2.00 par value)
   Issued: 39,614,548; 39,398,190; and 39,398,190, respectively            79,229            78,796            78,796
Surplus                                                                    62,164            57,986            57,769
Retained earnings                                                         368,158           345,508           338,695
Accumulated other comprehensive income,
   net of taxes of $9,811; $6,928; and $8,510, respectively                18,507            12,009            15,805
Less: Treasury stock, (none; 54,115; and 89,900
   common shares at cost, respectively)                                         0               763             1,268
---------------------------------------------------------------------------------------------------------------------
   Total stockholders' equity                                             528,058           493,536           489,797
---------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                             $5,425,618        $5,088,954        $5,045,950
=====================================================================================================================

The accompanying notes are an integral part of these financial statements.

                          Susquehanna Bancshares, Inc.
                                 P.O. Box 1000
                                Lititz, PA 17543


CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------------------------------------------------------------   -----------------------
                                                                            Three Months Ended          Nine Months Ended
                                                                                September 30               September 30
-------------------------------------------------------------------------------------------------   -----------------------
(Dollars in thousands, except per share)                                   2002              2001        2002          2001
-------------------------------------------------------------------------------------------------   -----------------------
INTEREST INCOME
Interest and fees on loans and leases                                   $65,622           $71,111    $195,646      $214,798
Interest on investment securities: Taxable                               12,572            14,016      39,688        37,612
                                     Tax-exempt                             587               801       1,909         2,550
Interest on short-term investments                                          347               755       1,047         2,949
-------------------------------------------------------------------------------------------------   -----------------------
        Total interest income                                            79,128            86,683     238,290       257,909
-------------------------------------------------------------------------------------------------   -----------------------

INTEREST EXPENSE
Interest on deposits:
        Interest-bearing demand                                           3,404             4,215       9,312        14,862
        Savings                                                           1,081             1,503       3,261         5,096
        Time                                                             16,293            20,885      50,445        64,637
Interest on short-term borrowings                                           945             1,932       2,417         6,994
Interest on FHLB borrowings                                               7,126             7,002      21,805        16,359
Interest on vehicle financing                                             1,090             5,269       5,684        16,751
Interest on long-term debt                                                2,002             1,951       5,995         5,835
-------------------------------------------------------------------------------------------------   -----------------------
        Total interest expense                                           31,941            42,757      98,919       130,534
-------------------------------------------------------------------------------------------------   -----------------------

Net interest income                                                      47,187            43,926     139,371       127,375
Provision for loan and lease losses                                       2,372             1,740       7,079         5,419
-------------------------------------------------------------------------------------------------   -----------------------

Net interest income after provision for loan and lease losses            44,815            42,186     132,292       121,956
-------------------------------------------------------------------------------------------------   -----------------------

OTHER INCOME
Service charges on deposit accounts                                       4,288             3,538      12,338         9,809
Vehicle origination and servicing fees                                    5,609             6,804      19,505        18,856
Merchant credit card fees                                                 1,861             1,764       8,328         7,883
Asset management fees                                                     2,353             2,513       7,326         6,115
Income from fiduciary-related activities                                  1,168             1,445       3,666         3,976
Gain on sale of loans and leases                                          1,490               605       3,629         3,562
Income from bank-owned life insurance                                     1,624             1,734       4,972         4,814
Commissions on insurance sales                                            1,816                 0       1,816             0
Other operating income                                                    2,808             2,121       8,117         7,219
Investment security gains/(losses)                                          643               272         788           272
-------------------------------------------------------------------------------------------------   -----------------------

        Total other income                                               23,660            20,796      70,485        62,506
-------------------------------------------------------------------------------------------------   -----------------------

OTHER EXPENSES
Salaries and employee benefits                                           21,469            18,525      60,880        54,713
Net occupancy expense                                                     3,103             2,805       9,278         8,565
Furniture and equipment expense                                           2,083             2,155       6,302         6,169
Amortization of intangible assets                                           157               894         483         2,653
Vehicle residual value expense                                            1,569             1,164       4,839         3,708
Vehicle delivery and preparation expense                                  2,541             1,128       6,149         3,456
Merchant credit card servicing expense                                    1,687             1,662       7,937         7,486
Other operating expenses                                                 13,149            13,721      40,077        37,798
-------------------------------------------------------------------------------------------------   -----------------------

        Total other expenses                                             45,758            42,054     135,945       124,548
-------------------------------------------------------------------------------------------------   -----------------------

Income before income taxes                                               22,717            20,928      66,832        59,914
Provision for income taxes                                                6,842             6,593      20,518        18,873
-------------------------------------------------------------------------------------------------   -----------------------

NET INCOME                                                              $15,875           $14,335    $ 46,314      $ 41,041
-------------------------------------------------------------------------------------------------   -----------------------

Per share information:
        Basic earnings                                                  $  0.40           $  0.36    $   1.17      $   1.05
        Diluted earnings                                                $  0.40           $  0.36    $   1.16      $   1.04
        Cash dividends                                                  $  0.20           $  0.19    $   0.60      $   0.57
Average shares outstanding:          Basic                               39,610            39,285      39,447        39,244
                                     Diluted                             40,030            39,732      39,907        39,555
-------------------------------------------------------------------------------------------------   -----------------------

The accompanying notes are an integral part of these financial statements.

                          Susquehanna Bancshares, Inc.
                                  P.O. Box 1000
                                Lititz, PA 17543


TABLE 1 - DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY

Interest rates and interest differential - taxable equivalent basis
-----------------------------------------------------------------------------------------------------------------------------------
                                                     For the Nine Month Period Ended              For the Nine Month Period Ended
                                                           September 30, 2002                             September 30, 2001
-------------------------------------------------------------------------------------------   -------------------------------------
                                                   Average                                     Average
(Dollars in thousands)                             Balance           Interest      Rate (%)    Balance         Interest    Rate (%)
-----------------------------------------------------------------------------------------------------------------------------------
Assets
Short - term investments                             $73,174          $1,047         1.91        $86,174         $2,949       4.58
Investment securities:
      Taxable                                        946,872          39,688         5.60        802,805         37,612       6.26
      Tax - advantaged                                55,325           2,937         7.10         73,729          3,923       7.11
----------------------------------------------------------------------------------------------------------------------------------

   Total investment securities                     1,002,197          42,625         5.69        876,534         41,535       6.34
----------------------------------------------------------------------------------------------------------------------------------
Loans and leases, (net):
      Taxable                                      3,622,841         193,831         7.15      3,426,520        212,896       8.31
      Tax - advantaged                                47,067           2,792         7.93         44,853          2,928       8.73
----------------------------------------------------------------------------------------------------------------------------------

   Total loans and leases                          3,669,908         196,623         7.16      3,471,373        215,824       8.31
----------------------------------------------------------------------------------------------------------------------------------

Total interest - earning assets                    4,745,279        $240,295         6.77      4,434,081       $260,308       7.85
Allowance for loan and lease losses                  (39,137)     -----------------------        (38,334)    ---------------------
Other non - earning assets                           506,167                                     418,534
------------------------------------------------------------                                 -----------

                  Total assets                    $5,212,309                                  $4,814,281
------------------------------------------------------------                                 -----------

Liabilities
Deposits:
      Interest - bearing demand                     $954,121          $9,312         1.30       $810,839        $14,862       2.45
      Savings                                        459,483           3,261         0.95        418,338          5,096       1.63
      Time                                         1,635,385          50,445         4.12      1,562,290         64,637       5.53
Short - term borrowings                              203,538           2,417         1.59        218,799          6,994       4.27
FHLB borrowings                                      576,316          21,805         5.06        406,229         16,359       5.38
Vehicle financing                                    120,560           5,684         6.30        311,861         16,751       7.18
Long - term debt                                     105,000           5,995         7.63        100,092          5,835       7.79
                                                  ----------      ----------      -------    -----------     ----------    -------

Total interest - bearing liabilities               4,054,403         $98,919         3.26      3,828,448       $130,534       4.56
Demand deposits                                      536,045      -----------------------        457,660     ---------------------
Other liabilities                                    113,195                                      60,985
------------------------------------------------------------                                 -----------

                Total liabilities                  4,703,643                                   4,347,093
------------------------------------------------------------                                 -----------

Equity                                               508,666                                     467,188
------------------------------------------------------------                                 -----------

Total liabilities & stockholders' equity          $5,212,309                                  $4,814,281
------------------------------------------------------------                                 -----------

Net interest income / yield on
      average earning assets                                        $141,376         3.98                      $129,774       3.91
                                                                  -----------------------                    ---------------------

    For purposes of calculating loan yields, the average loan volume includes non-accrual loans. For purposes of calculating yields on non-taxable interest income, the taxable equivalent adjustment is made to equate non-taxable interest on the same baisis as taxable interest. The marginal tax rate is 35%.

                           Susquehanna Bancshares,Inc
                                  P.O.Box 1000
                                Lititz, PA 17543

TABLE 1 - DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY

Interest rates and interest differential - taxable equivalent basis
------------------------------------------------------------------------------------------------------------------------------------
                                               For the Three Month Period Ended              For the Three Month Period Ended
                                                    September 30, 2002                              September 30, 2001
----------------------------------------------------------------------------------     ---------------------------------------------
                                                Average                                     Average
(Dollars in thousands)                          Balance      Interest    Rate (%)           Balance       Interest      Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
Assets

Short - term investments                     $   72,220      $   347       1.91         $    75,688       $     755       3.96
Investment securities:
      Taxable                                   932,696       12,572       5.35             922,342          14,016       6.03
      Tax - advantaged                           50,584          903       7.08              69,809           1,232       7.00
------------------------------------------------------------------------------------------------------------------------------------

   Total investment securities                  983,280       13,475       5.44             992,151          15,248       6.10
------------------------------------------------------------------------------------------------------------------------------------
Loans and leases, (net):
      Taxable                                 3,725,523       65,012       6.92           3,476,768          70,521       8.05
      Tax - advantaged                           49,197          938       7.56              40,690             908       8.85
------------------------------------------------------------------------------------------------------------------------------------

   Total loans and leases                     3,774,720       65,950       6.93           3,517,458          71,429       8.06
------------------------------------------------------------------------------------------------------------------------------------

Total interest - earning assets               4,830,220      $79,772       6.55           4,585,297       $  87,432       7.56
                                                             -------------------                        ----------------------------
Allowance for loan and lease losses             (39,995)                                    (38,900)
Other non - earning assets                      527,029                                     431,791
--------------------------------------------------------                               ------------

                  Total assets               $5,317,254                                 $ 4,978,188
--------------------------------------------------------                               ------------

Liabilities
Deposits:

      Interest - bearing demand              $1,003,663      $ 3,404       1.35         $   806,493       $   4,215       2.07
      Savings                                   465,947        1,081       0.92             420,369           1,503       1.42
      Time                                    1,669,547       16,293       3.87           1,573,179          20,884       5.27
Short - term borrowings                         239,451          945       1.57             226,618           1,932       3.38
FHLB borrowings                                 551,419        7,126       5.13             539,487           7,002       5.15
Vehicle financing                                78,071        1,090       5.54             294,937           5,269       7.09
Long - term debt                                105,000        2,002       7.56             100,272           1,951       7.72
                                             -----------     --------    -------       ------------     -----------      ----------

Total interest - bearing liabilities          4,113,098      $31,941       3.08           3,961,355       $  42,756       4.28
                                                             -------------------                        ----------------------------
Demand deposits                                 549,638                                     474,480
Other liabilities                               131,626                                     64,177
--------------------------------------------------------                               ------------

                Total liabilities             4,794,362                                   4,500,012
--------------------------------------------------------                               ------------

Equity                                          522,892                                    478,176
--------------------------------------------------------                               ------------

Total liabilities & stockholders' equity     $5,317,254                                 $ 4,978,188
--------------------------------------------------------                               ------------

Net interest income / yield on
      average earning assets                                 $47,831       3.93                           $  44,676       3.87
                                                             -------------------                        ----------------------------

  For purposes of calculating loan yields, the average loan volume includes non-accrual loans. For purposes of calculating yields on non-taxable interest income, the taxable equivalent adjustment is made to equate non-taxable interest on the same baisis as taxable interest. The marginal tax rate is 35%.

                          Subsquehanna Bancshares,Inc.
                                  P.O. Box 1000
                                Lititz,PA 17543

LOANS AND LEASES
--------------------------------------------------------------------------------------------------------
Loans and leases, net of unearned income at September 30, 2002 and December 31, 2001, were as follows:
--------------------------------------------------------------------------------------------------------
                                                            September 30,              December 31,
                                                                     2002                      2001
--------------------------------------------------------------------------------------------------------
Commercial, financial, and agricultural                       $   473,477              $    434,780
Real estate - construction                                        423,905                   359,445
Real estate - mortgage                                          2,174,978                 1,963,094
Consumer                                                          351,080                   325,170
Leases                                                            333,219                   437,009
--------------------------------------------------------------------------------------------------------
          Total loans and leases                              $ 3,756,659              $  3,519,498
--------------------------------------------------------------------------------------------------------